SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 28, 2009

Date of Report (Date of earliest event reported)

EDGAR Online, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26071	06-1447017
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

50 Washington Street, Norwalk, Connecticut 06854

(Address of principal executive offices) (Zip Code)

(203) 852-5666

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On April 28, 2009, John Mutch voluntarily resigned from his position as a member of the Board of Directors of EDGAR Online, Inc. (the “Company”) and withdrew his name as a nominee for re-election to the Company’s Board of Directors in connection with the Company’s forthcoming June 10, 2009 Annual Meeting of Stockholders (“2009 Annual Meeting”). Mr. Mutch advised the Company that he has become the chief executive officer of Symark International and his contractual arrangements in that connection will preclude his continued service as a member of the Company’s Board of Directors. The decision by Mr. Mutch to resign from the Board of Directors was not the result of any disagreement with the Company.

The Company has no current intention of naming another director to replace Mr. Mutch as a current director or as a nominee for director in the upcoming election at the 2009 Annual Meeting.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 4, 2009, the Board of Directors of the Company amended Section 2.1 of the Company’s Amended and Restated Bylaws by adopting a resolution setting the number of members of the Board of Directors at six (6) effective immediately. Other than as described herein, the Company’s Amended and Restated Bylaws, as adopted July 31, 2007, shall remain in full force and effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2009	EDGAR ONLINE, INC.

/s/ Philip D. Moyer
Philip D. Moyer
Chief Executive Officer and President

EDGAR® is a federally registered trademark of the U.S. Securities and Exchange Commission. EDGAR Online is not affiliated with or approved by the U.S. Securities and Exchange Commission.